Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 5, 2013 (except as it relates to Note 16, as to which the date is January 31, 2014), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-193335) and related Prospectus of Concert Pharmaceuticals, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 31, 2014